Exhibit 99.2

Remarks of Bernard P. Aldrich

Rimage Corporation 4th Quarter/FYE 2004 Conference Call

February 16, 2005

•	Good morning and thanks for taking the time to participate in our fourth quarter and full-year 2004 earnings conference call.

•	Joining me today is Rob Wolf, our chief financial officer, who will review our recent operating results in some detail, Dave Suden, our chief technology officer, and Manny Almeida, our executive vice president.

•	We will all be available for your questions following our introductory remarks.

•	In keeping with Regulation FD, which prohibits us from providing any guidance or other forward-looking statements unless they are simultaneously released to the public, we have provided financial guidance in our fourth quarter release.

•	It is important to understand that this guidance is subject to a number of risks that could affect our anticipated performance.

•	These risks are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.

•	Turning now to the subject of this conference call, we ended 2004 on a strong note by reporting record fourth quarter operating results.

•	Revenues of $20.9 million were up 33%, while earnings rose 26% to $3.1 million or $0.31 per diluted share.

•	These results were well above our previously issued guidance for this period.

•	Our full year results also marked a new record for Rimage, with sales rising 32% to $70.8 million and earnings up 18% to $9.1 million or $0.91 per diluted

•	In addressing our fourth quarter performance, we made continued progress at penetrating our primary targeted markets, which include retail photography, medical imaging and business offices.

•	For instance, during the quarter, we shipped an order of approximately $1.3 million for equipment and consumable supplies to the national retailer that is deploying our DiscLab publishing system as the digital output solution for its one-hour photo labs.

•	Our DiscLab equipment is now installed at approximately 600 of this customer’s stores.

•	Our progress in the medical imaging and business office markets was equally strong.

•	Medical imaging continues to be our fastest growing market as growing numbers of health care facilities convert their imaging modalities to CD/DVD output, thus replacing conventional film.

•	We are also encouraged by the strong market reception accorded our new 2000i Desktop product line.

•	Designed specifically for office environments, the prospects of the 2000i family received a boost later in the year when Tech Data, one of the industry’s largest IT and office product distributors, started carrying this product line.

•	Tech Data became the second major specialized distributor for our Desktop line, following the decision of WYNIT earlier in the year.

•	We believe our progress with our targeted markets and our resulting ability to generate strong sales and earnings are due in large part to the new business model that we started unfolding earlier in the year.

•	We spoke about our new business model in our last conference call, but I think parts of this story merit repeating and some elaboration, because we are committed to this model for the long term.

•	Rimage historically has focused on high-volume CD/DVD publishing solutions for our Producer product line in such areas as banking and finance and wholesale photo processing labs.

•	We have established a strong presence in these and other traditional markets, and we fully intend to defend our position in these areas.

•	However, today we are focusing on new applications with higher-growth potential in retail photography, medical imaging and business offices.

•	As emerging opportunities, these large markets have the potential to accelerate our sales growth.

•	And due to our experience, technological expertise and worldwide customer service and support, we believe Rimage is uniquely positioned to capitalize on these new opportunities.

•	However, other things had to be done in order to successfully participate in these high-growth markets, and accomplishing these things formed our business agenda over the past year.

•	First, we had to develop the appropriate products for the retail, medical and business office markets.

•	By “appropriate,” I mean these products had to meet certain market-driven characteristics.

•	For example, they had to be smaller in order to fit onto crowded retail counters or in physician offices.

•	They also had to be highly user-friendly and convenient to use.

•	In addition, they had to carry lower average selling prices, while still providing the power and many of the features of entry-level Producer products.

•	We have met these requirements with our new DiscLab and Desktop 2000i systems, and additional product introductions are anticipated during the coming year.

•	Second, to penetrate our targeted markets, which are far larger than our traditional Producer opportunities, we had to expand our sales organization, in addition to strengthening marketing support for our new products.

•	As a result, over the past year, we have hired high-quality product managers and marketing professionals with extensive experience in our targeted markets.

•	Finally, since the emerging markets we are pursuing have the potential to generate high volumes of recurring revenues, we launched a new consumable supply initiative in 2004.

•	We have started marketing kits consisting of blank CD or DVD discs and replacement label printer ribbons or cartridges.

•	These Rimage-branded kits are making it easier and more convenient for customers to order their consumable supplies.

•	Equally important, the blank CDs and DVDs we are providing are manufactured to Rimage’s specifications, enabling our customers to optimize the performance of our publishers and disc label printers.

•	The initial results of this strategy are encouraging, with sales of consumable supplies growing 65% for the year.

•	Implementing these initiatives has involved substantial investments in R&D and sales and marketing.

•	We believe spending in these expense categories will remain at relatively high levels as we continue to unfold our business model.

•	However, once this model is firmly in place, we expect operating expenses to gradually plateau, which could occur at some point later in 2005.

•	Looking ahead, we believe 2005 should be another good year for Rimage.

•	As we stated in this morning’s release, we are currently forecasting earnings of $.21 to $.23 per share on revenues of $18 to $19 million for the first quarter ending March 31.

•	Due to the spending patterns of our customers, the first quarter historically is somewhat weaker than the fourth quarter.

•	However, attaining first quarter results at forecasted levels would mark a very strong start to 2005.

•	Thank you. Now, Rob Wolf will review our fourth quarter results in some detail.

Remarks of Robert M. Wolf

Rimage Corporation 4th Quarter/FYE 2004 Conference Call

February 16, 2005

•	Thanks, Bernie

•	Since our top line growth has already been covered in some detail, I will only highlight a few points about our fourth quarter sales.

•	Reflecting the impact of our new consumables strategy, recurring revenues increased 55% in the fourth quarter and accounted for 35% of total sales, up from 30% in last year’s fourth quarter.

•	For the full year, recurring revenues were up 65% and accounted for 38% of our 2004 sales.

•	The strong growth of consumable supplies has been spurred by Rimage’s media kit strategy and the continued expansion of our worldwide installed base of CD/DVD publishing systems.

•	International sales, primarily European, increased 17% in the fourth quarter and accounted for 40% of our total sales for this period, compared to 45% in the year-earlier period.

•	For the year, international sales rose 18% and accounted for 38% of total sales, compared to 42% in 2003.

•	Currency effects increased worldwide sales by 3% in the fourth quarter and for the full year.

•	Rimage’s gross margin improved to 47% in the fourth quarter, from 44% in the third quarter, but was down from 49% in last year’s fourth quarter.

•	The margin improvement between the third and fourth quarters reflects a shift in the sales mix toward equipment during the fourth quarter.

•	The year-over-year margin decline primarily reflects increased sales of consumables in 2004 which carry lower margins than equipment.

•	For the coming year, we believe gross margins will remain at or near the mid-40% range.

•	Moving down the P&L, fourth quarter R&D expense of $1.2 million was up from $1.0 million in the third quarter and virtually unchanged from the year-earlier period.

•	However, due to the impact of strongly higher sales, fourth quarter R&D expense was unchanged at 6% of sales in comparison to the third quarter and down from 7% of sales in the year-earlier period.

•	So even at today’s increased levels, R&D spending remains consistent with our historic norms as a sales percentage.

•	And as a percentage of sales, R&D is expected to stay at or near current levels in this year’s first quarter due to a number of product development initiatives currently underway.

•	Selling, general and administrative expense came to $4.3 million in the fourth quarter, up from $3.7 million in the third quarter and $2.8 million in the fourth quarter of 2003.

•	The growth in SG&A expense reflects the implementation of sales and marketing initiatives aimed at supporting new product introductions and expanding our sales and marketing organization.

•	However, it is important to understand that total SG&A also was inflated by Sarbanes-Oxley compliance costs.

•	As a percentage of sales, SG&A expense came to 20% in this year’s fourth quarter, compared to 18% in the third quarter but was down from 21% in last year’s fourth quarter.

•	Despite the increase in absolute dollars, SG&A expense also remains in line with our historic sales percentage norms.

•	Operating income rose to $4.4 million in the fourth quarter, up 42% from $3.1 million in the third quarter and also up 19% from $3.7 million in the fourth quarter of 2003.

•	As a result, our fourth quarter operating margin was 21%, up from 18%, in the third quarter but down from 24% in last year’s fourth quarter.

•	As sales continue to increase in response to our growth strategies and as operating expenses begin to plateau, we believe that our operating margins should continue to improve.

•	Our effective tax rate was 33.2% in the fourth quarter and 35.4% for the year, reflecting adjustments required by Sarbanes-Oxley.

•	We believe our effective tax rate will be in the range of 35% to 36% in 2005.

•	Turning now to our balance sheet, cash and investments totaled $52.9 million at December 31, 2004, up from $49.2 million at the end of the third quarter and also up from $48.6 million at the end of 2003.

•	Reflecting our strong sales growth, both accounts receivable and inventories are up significantly from prior periods.

•	Due to the growth of consumables sales, inventories, in particular, are expected to remain at these new, higher levels, since we now must stock additional supplies of both blank CD/DVD media and printer ribbons and cartridges.

•	Even so, we believe operating cash flows will remain strong, reflecting our low capital requirements and strong margins.

•	Finally, shareholders’ equity rose to $62.7 million at the end of the fourth quarter, from $59.4 million at the end of the third quarter and $52.0 million at year-end 2003.

•	That wraps up our formal remarks, and now the conference call operator will poll you for any questions.